    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           ACCLAIM ENTERTAINMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               38-2698904
    (STATE OR OTHER JURISDICTION OF                  (I.R.S EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                                ONE ACCLAIM PLAZA
                            GLEN COVE, NEW YORK 11542
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               -------------------

                           ACCLAIM ENTERTAINMENT, INC.
                            1998 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               -------------------

GREGORY E. FISCHBACH                        COPY TO:
CHIEF EXECUTIVE OFFICER                     ERIC LERNER, ESQ.
ONE ACCLAIM PLAZA                           ROSENMAN & COLIN LLP
GLEN COVE, NEW YORK  11542                  575 MADISON AVENUE
(516) 656-5000                              NEW YORK, NEW YORK  10022
(Name, address and telephone                (212) 940-8800
number of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

============================== ==================== ========================= ============================= ====================
Title of securities to                              Proposed maximum          Proposed maximum aggregate    Amount of
be registered                  Amount to be         offering price per        offering price                registration fee
                               registered(1)        share(2)
============================== ==================== ========================= ============================= ====================
Common Stock,
  par value $0.02
  per share......              10,000,000                   $3.63                     $36,300,000                $3,339.60
================================================================================================================================

(1) This Registration Statement also covers an indeterminate number of shares of Acclaim Entertainment, Inc. common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 1998 Stock Incentive Plan in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on The Nasdaq Small Cap Market System on January 30, 2002.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
        INFORMATION.*

---------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Acclaim Entertainment, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

                 (a) Annual Report on Form 10-K for the fiscal year ended August 31, 2001, as amended on December 7, 2001;

                 (b) Quarterly Report on Form 10-Q for the quarter ended December 2, 2001, as filed on January 16, 2002; and

                 (c) The information in respect of the Company's common stock under the caption "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed on June 8, 1988, as amended by the Current Report on Form 8-K, dated August 24, 1989, relating to the one-for-two stock split effected by the Company.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents. Any statement contained in a document incorporated, or deemed to be incorporated by reference, in this Registration Statement shall be deemed to be modified, or superseded for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes that statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Article VII of the Company's by-laws, which are incorporated herein by reference, the Company agrees to hold harmless and indemnify any of its officers, directors, employees and agents from and against any judgments, fines, liabilities, or amounts paid in settlement as a result of or in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Such action, suit, or proceeding must have been initiated against the indemnified party in his or her capacity as an officer, director, employee or agent of the Company. However, indemnification will only be paid if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. No indemnification shall be payable under this provision if a court having jurisdiction in the matter shall determine that such indemnification is not lawful.



ITEM 8.  EXHIBITS

         Exhibit No.                      Description
         -----------                      -----------
         4.1                              1998 Stock Incentive Plan  (incorporated  by reference to the Company's proxy statement relating to fiscal 2001 filed on December 21, 2001)

         4.2                              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, filed on April 21, 1989, as amended (Commission File No. 33-28274))


         4.3                              Amended and Restated  by-laws of the Company  (incorporated  by reference to Exhibit 3 to the Company's Current Report on Form 8-K, filed on June 12, 2000)

         4.4                              Specimen form of the Company's common stock certificate (incorporated by reference to
                                          Exhibit 4 to the Company's Annual Report on Form 10-K for the year ended August 31,
                                          1989, as amended)

         4.5                              Rights Agreement dated as of June 5, 2000, between the Company and American Securities
                                          Transfer & Trust, Inc. (incorporated by reference to Exhibit 4 to the Company's
                                          Current Report on Form 8-K, filed on June 12, 2000)

         5                                Opinion of Rosenman & Colin LLP (filed herewith)

         23.1                             Consent of KPMG  LLP (filed herewith)

         23.2                             Consent of Rosenman & Colin LLP (included in Exhibit 5)

         24                               Power of Attorney (included on page II-6)


ITEM 9.  UNDERTAKINGS

         The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on February 1, 2002.

                                   ACCLAIM ENTERTAINMENT, INC.

                                   By /s/ Gregory E. Fischbach
                                      -------------------------------------
                                              Gregory E. Fischbach
                                            Co-Chairman of the Board and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Fischbach, James R. Scoroposki and Gerard F. Agoglia and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                     Title                                Date
                   ---------                                     -----                                ----
/s/ Gregory E. Fischbach                         Co-Chairman of the Board; Chief                  February 1, 2002
------------------------------                   Executive Officer and Director
Gregory E. Fischbach

/s/ James R. Scoroposki                          Co-Chairman of the Board; Senior                 February 1, 2002
------------------------------                   Executive Vice President; Treasurer;
James R. Scoroposki                              Secretary;  and Director


/s/ Gerard F. Agoglia                            Executive Vice President and Chief               February 1, 2002
------------------------------                   Financial Officer
Gerard F. Agoglia

                                                 Director                                         February 1, 2002
------------------------------
Kenneth L. Coleman

/s/ Bernard J. Fischbach                         Director                                         February 1, 2002
------------------------------
Bernard J. Fischbach

/s/ Robert H. Groman                             Director                                         February 1, 2002
------------------------------
Robert H. Groman

/s/ James Scibelli                               Director                                         February 1, 2002
------------------------------
James Scibelli

                                                 Director                                         February 1, 2002
------------------------------
Michael Tannen
